UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019

SURFACE ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38459	46-5543980
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Hampshire Street, 8th Floor

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

(617) 714-4096

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

On December 19, 2018, the Court of Chancery of the State of Delaware issued a decision in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL (Del. Ch.), declaring that provisions in certificates of incorporation of Delaware companies that purport to require claims under the Securities Act of 1933, as amended (the “Securities Act”), be brought in federal court are ineffective and invalid under Delaware law. On January 17, 2019, the defendants in this action appealed the Chancery Court’s decision to the Delaware Supreme Court.

Article VI, Section 8 of our amended and restated bylaws (“Bylaws”) provides that, unless Surface Oncology, Inc. (the “Company”) consents in writing to the selection of an alternative forum, the United States District Court for the District of Massachusetts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act (the “Federal Forum Provision”). Unless and until the Court of Chancery’s decision in Sciabacucchi is reversed by the Delaware Supreme Court on appeal or otherwise abrogated, the Company does not intend to enforce its Federal Forum Provision. In the event that the Delaware Supreme Court affirms the Court of Chancery’s Sciabacucchi decision or otherwise makes a determination that provisions such as the Federal Forum Provision are invalid, the Company’s Board of Directors intends to amend promptly the Company’s Bylaws to remove the Federal Forum Provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surface Oncology, Inc.

Date: February 13, 2019	By:	/s/ J. Jeffrey Goater
J. Jeffrey Goater
President and Chief Executive Officer